Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2024, relating to the financial statements of Variperm Holdings Ltd. appearing in the Current Report on Form 8-K/A of Forum Energy Technologies, Inc. dated March 15, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP
Chartered Professional Accountants
Calgary, Canada
March 27, 2024